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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report for Golfsmith International Holdings, Inc. dated February 21, 2004 in the Registration Statement (Form S-1, Amendment No. 1) and the related prospectus of Golfsmith International, Inc. and Golfsmith International Holdings, Inc. for the registration of $7,250,000 aggregate principal amount at maturity of 8.375% Senior Secured Notes Due 2009.


                                                /s/ Ernst & Young LLP

Austin, Texas
September 30, 2004